Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2014 (Except for Note 12 to which the date is September 10, 2014), with respect to the financial statements of Silenseed Ltd. included in the Registration Statement on Form F-1 and related Prospectus of Silenseed Ltd., dated September 10, 2014.

/s/ Kost, Forer, Gabbay & Kasierer
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
September 10, 2014	A Member of EY Global